                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                          PPT VISION, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
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           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
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           (5)  Total fee paid:
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/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
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                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                PPT VISION, INC.
                             12988 VALLEY VIEW ROAD
                             EDEN PRAIRIE, MN 55344
                                 (952) 996-9500

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 15, 2001

                            ------------------------

To the Shareholders of PPT VISION, Inc.:

    Notice is hereby given that the Annual Meeting of Shareholders of PPT VISION, Inc. will be held on Thursday, March 15, 2001, at 3:30 p.m., Central Time, at the offices of PPT VISION, Inc. at 12988 Valley View Road, Eden Prairie, MN, for the following purposes:

    1. To elect four (4) directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

    2. To consider and vote upon a proposal to grant full voting rights to shares of PPT VISION common stock held by Mr. P.R. Peterson, a director and founder of the Company, pursuant to the Minnesota Control Share Acquisition Act.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Accompanying this Notice of Annual Meeting is a Proxy Statement, Form of Proxy and the Company's Annual Report to Shareholders for the fiscal year ended October 31, 2000.

    The Board of Directors has fixed the close of business on January 31, 2001, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors

                                          Thomas G. Lovett IV
                                          SECRETARY

Eden Prairie, Minnesota
Dated: February 15, 2001

                 PLEASE REMEMBER TO SIGN AND RETURN YOUR PROXY.

                                PPT VISION, INC.
                             12988 VALLEY VIEW ROAD
                             EDEN PRAIRIE, MN 55344
                                 (952) 996-9500

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 15, 2001

                            ------------------------

                                GENERAL MATTERS

    This Proxy Statement is furnished to the shareholders of PPT VISION, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on March 15, 2001 or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company.

    Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted. The Company's principal offices are located at 12988 Valley View Road, Eden Prairie, Minnesota 55344, and its telephone number is (952) 996-9500. The mailing of this proxy statement to shareholders of the Company commenced on or about February 15, 2001.

    As of January 31, 200, the total number of shares outstanding consisted of 5,479,782 shares of common stock, $.10 par value. The total number of shares entitled to vote at the meeting as of January 31, 2001 consisted of 5,404,280 shares of common stock, $0.10 par value. Each share of common stock is entitled to one vote. The Company also has an additional 75,502 shares outstanding that will have voting rights only if approved by the shareholder of the Company at this meeting. There is no cumulative voting for directors. Only shareholders of record at the close of business on January 31, 2001 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

                            QUORUM AND VOTE REQUIRED

    Under Minnesota law, each item of business properly presented at a meeting of shareholders, including Proposal No. 1, generally must be approved by the greater of (1) the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business or (2) the affirmative vote of the holders of a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. Broker non-votes will be treated as shares not present and entitled to vote. The vote required for Proposal No. 2, the "Proposal to Authorize Voting of Shares under Minnesota Control Share Acquisition Act" is described under the Proposal.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table sets forth information as of January 31, 2001 concerning the beneficial ownership of the common stock of the Company by (i) the only shareholders known by the Company to own more than five percent of the common stock of the Company, (ii) each director of the Company, (iii) each Named Executive Officer listed in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

                                                                   SHARES
                                                     SHARES OF   ACQUIRABLE
                                                      COMMON       WITHIN
NAME AND ADDRESS OF BENEFICIAL OWNER                 STOCK(1)     60 DAYS       TOTAL     PERCENTAGE
------------------------------------                 ---------   ----------   ---------   ----------
P.R. Peterson(2) ..................................  1,296,757       3,500    1,300,257      23.7%
  ESI Investment Co.(2)
  6111 Blue Circle Drive
  Minnetonka, MN 55343

Dimensional Fund Advisors, Inc.(3) ................    394,400           0      394,400       7.1%
  1229 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401-1038

Joseph C. Christenson..............................     52,577      62,500      115,077       2.1%

Robert Heller......................................      5,000           0        5,000         *

Arye Malek.........................................     28,918      30,166       59,084       1.1%

David Malmberg.....................................     18,450       3,500       21,950         *

Thomas R. Northenscold.............................      1,650      32,500       34,150         *

Larry Paulson......................................     92,848       5,000       97,848       1.8%

Richard Peterson...................................          0      15,000       15,000         *

All executive officers and directors as a group (8   1,643,366     152,166    1,795,532      31.9%
  persons).........................................

------------------------

*   Indicates ownership of less than one percent.

(1) Except as noted, all shares beneficially owned by each person as of the record date were owned of record, and each person had sole voting power and sole investment power for all such shares beneficially held. The table shows the ownership based upon all 5,479,782 shares of common stock outstanding, including 75,502 restricted voting shares owned by Mr. P.R. Peterson which are the subject of this meeting. The table excludes shares purchasable pursuant to the Company's 2000 Employee Stock Purchase Plan.

(2) ESI Investment Co. is the record owner of 549,084 shares of common stock. Mr. Peterson is a controlling shareholder of the parent company of ESI.
    Mr. Peterson also owns 202,873 shares of common stock individually and controls 544,800 shares as trustee of the P. R. Peterson Co. Profit Sharing Trust. Pursuant to Section 302A.671 of the Minnesota Business Corporation Act, and related definitions (the "Control Share Acquisition Act"),
    Mr. Peterson will not be able to vote the 75,502 shares that are the subject of Proposal No.2. See Proposal No. 2 for more information regarding the voting power of Mr. Peterson and the Control Share Acquisition Act.

(3) Based on Schedule 13F filing reporting shares held as of September 30, 2000.

                                  PROPOSAL #1
                             ELECTION OF DIRECTORS

    It is intended that proxies solicited by the Board of Directors will be voted FOR (unless otherwise directed) the election of the nominees for director named below. Each of the nominees named below upon election will serve until the next annual meeting or until his successor has been elected and qualified. If, for any reason, any of the nominees become unavailable for election, the proxies solicited by the Board of Directors will be voted for such nominee as is selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees are not available or will not serve if elected.

    The Company does not have a nominating committee of the Board of Directors. The nominees named below have been nominated by the Board of Directors of the Company. The nominees are listed below with their ages, their present positions with the Company and their present principal occupations or employment.
Mr. Christenson has devoted and will devote his full working time to the business of the Company. Messrs. Heller, Malmberg and Peterson have devoted and will devote such time as is necessary to fulfill their duties as directors.

    JOSEPH C. CHRISTENSON, 42, has been President of the Company since
January 1989 and a director since December 1987. Prior to being elected President of the Company, Mr. Christenson served in a series of positions of increasing responsibility since joining the Company in May 1985.
Mr. Christenson has a Masters in Business Administration from the University of Michigan and a Bachelor of Arts degree from St. Olaf College.

    ROBERT HELLER,   , currently serves as President of Heller Capital, Inc., a management consulting and investment company and serves as a Director of five other companies. Mr. Heller held various senior management roles at Advance Circuits, Inc., a manufacturer of printed circuit boards from 1977 to 1996 beginning as Vice President of Manufacturing and serving as Chief Executive Officer beginning in 1991. Mr. Heller holds a bachelors degree in industrial engineering from North Dakota State University and masters degree in industrial administration from Purdue University.

    DAVID MALMBERG, 57, has been a director of the Company since May 1994. Since May 1994, Mr. Malmberg has also been the President of David C. Malmberg, Inc., a consulting and investment management firm. Prior to that time, he served in various capacities with National Computer Systems, Inc., a global data collection services and systems company, most recently serving as President from 1978 through 1993 and serving as Vice Chairman from January 1993 through 1994. Mr. Malmberg is a director of Three Five Systems, Inc., National City Bancorporation, and Fieldworks, Inc. Mr. Malmberg also serves as a trustee for Minnesota State University at Mankato.

    P. R. PETERSON, 67, is the Secretary and a director of Electro-Sensors, Inc., a manufacturer of machine control systems. Mr. Peterson is also President of P. R. Peterson Co., Inc., a venture capital firm where he has served for over five years. Mr. Peterson served as a director from the Company's inception in 1982 to 1985. He was again elected a director of the Company in December 1988 and continues to serve in that capacity.

          MANAGEMENT RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE

OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

    Non-employee directors receive $1,250 per quarter for services as members of the Board. In addition the Company has periodically granted stock options to its non-employee directors. During fiscal 2000, the Board granted seven-year options to Mr. Heller to purchase 12,500 shares of common stock and options to purchase 6,500 shares to the Company's other non-employee directors. All options were granted at a price of $5.00, which was equal to fair market value on the date of grant. The Board has a Compensation Committee consisting of Mr. Heller, Mr. Malmberg (Chair) and Mr. Peterson and an Audit Committee consisting of Mr. Heller (Chair),
Mr. Malmberg and Mr. Peterson. Additional information about these Committees is contained in the "Report on Executive Compensation" and "Report of Audit Committee" in this Proxy Statement.

    During the fiscal year ended October 31, 2000, the Company's Board of Directors held four meetings. All current directors attended at least seventy-five percent of the meetings held when they were directors.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND OTHER COMPENSATION

    The following table sets forth, for the fiscal years ending October 31, 2000, 1999 and 1998, the cash compensation paid by the Company, as well as certain other compensation paid or earned for those years by Joseph C. Christenson, the Company's President and Chief Executive Officer, and the only other executive officers whose compensation exceeded $100,000 in fiscal 2000 (the "Named Executive Officers"), for services rendered to the Company in all capacities during the past three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                ANNUAL COMPENSATION                   ------------
                                ---------------------------------------------------     OPTIONS
                                YEAR ENDED                           OTHER ANNUAL      (NUMBER OF     ALL OTHER
NAME AND PRINCIPAL POSITION     OCTOBER 31,    SALARY     BONUS     COMPENSATION(1)     SHARES)      COMPENSATION
---------------------------     -----------   --------   --------   ---------------   ------------   ------------
Joseph C. Christenson ........     2000       $158,667   $15,000        $ 2,000          15,000              --
  President and Chief              1999        156,000                    2,000          20,000              --
  Executive Officer                1998        140,833                    2,000              --              --

Arye Malek ...................     2000        130,622    10,000          2,000           5,000              --
  Vice President and General       1999        110,667     4,336          2,000          10,000              --
  Manager, Microelectrics          1998        110,250                    2,000           5,000              --
  Systems Division

Thomas R. Northenscold .......     2000        135,000    26,000          2,000              --              --
  Vice President and General       1999        115,667                    2,000          15,000              --
  Manager VISION Systems           1998        100,000                    2,000           5,000              --
  Division

Larry G. Paulson(2) ..........     2000        101,232                    2,000              --        $100,565
  Chief Technology Officer         1999        100,565                    2,000          10,000              --
                                   1998         95,776                    2,000              --              --

Richard Peterson .............     2000        103,917     5,000          2,000              --              --
  Chief Financial Officer          1999         55,273                    2,000          30,000              --

------------------------

(1) Represents contributions to the Company's Employee Retirement 401(k) Plan and other fringe benefits.

(2) Mr. Paulson resigned as a director and as the Company's Chief Technology Officer effective October 31, 2000. Amounts listed under "All Other Compensation" represent severance payments to Mr. Paulson.

STOCK OPTIONS

    The following table contains information concerning stock option grants to the Named Executive Officers during the fiscal year ended October 31, 2000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL REALIZABLE
                                                         PERCENT OF                              VALUE AT ASSUMED
                                                            TOTAL                                 ANNUAL RATES OF
                                            NUMBER OF      OPTIONS                                  STOCK PRICE
                                            SECURITIES   GRANTED TO    EXERCISE                  APPRECIATION FOR
                                            UNDERLYING    EMPLOYEES       OR                        OPTION TERM
                                             OPTIONS         IN          BASE     EXPIRATION   ---------------------
NAME                                         GRANTED     FISCAL YEAR    ($/SH)       DATE         5%          10%
----                                        ----------   -----------   --------   ----------   ---------   ---------
Joseph C. Christenson.....................    15,000         5.7%       $5.00       6/16/07     $33,509     $75,275
Arye Malek................................     5,000         1.9%       $3.91       2/01/07     $ 7,952     $18,531

------------------------

(1) Potential realizable values shown above represent the potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent on overall market conditions and the future performance of the Company and its common stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

(2) All of the options listed above become exercisable in equal installments over a period of three years, commencing one year after the date of grant.

    The following table contains information concerning exercises of stock options during the last fiscal year by the Named Executive Officer and the value of options which were held by the Named Executive Officer at the end of the fiscal year ended October 31, 2000.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2000
                     AND OPTION VALUES AT OCTOBER 31, 2000

                                                                 NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                      OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                                   OCTOBER 31, 2000             OCTOBER 31, 2000(1)
                                 SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
NAME                               ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             ---------------   --------   -----------   -------------   -----------   -------------
Joseph C. Christenson..........          --             --      62,500         37,500          $5,000         $5,000
Arye Malek.....................          --             --      28,500         15,000          $2,500         $4,842
Thomas R. Northenscold.........       9,900        $21,255      32,500         12,500          $3,750         $3,750
Larry G. Paulson...............          --             --       5,000          5,000          $2,500         $2,500
Richard Peterson...............          --             --      15,000         15,000          $2,500         $2,500

------------------------

(1) Value is calculated based on the difference between the option exercise price and the closing price for the common stock on October 31, 2000, as reported on the Nasdaq National Market, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS

    The Company has entered into written employment agreements with Messrs. Christenson, Paulson, Malek and Northenscold. Under the terms of their respective employment contracts, each of the officers is required to devote his full time and effort to the Company. Each employment agreement is renewable annually, contains a one-year non-compete provision and is terminable by the Company or the officer on 60-days' notice.

REPORT ON EXECUTIVE COMPENSATION

    Decisions on compensation of the Company's executives are made by the Compensation Committee ("Compensation Committee") of the Board of Directors. The following report shall not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934.

    The Compensation Committee has the authority to handle management of compensation matters, including establishment of the compensation of the Chief Executive Officer and incentive compensation for employees of the Company and serves as the Committee authorized to grant options under the Company's stock option plans. The Compensation Committee did not meet separately in fiscal 2000, but took action on a number of matters through written action.

    The Company uses various national and local compensation surveys to develop its compensation strategy and plans. The Compensation Committee also refers to such surveys for executive compensation purposes. The Board has not used outside consultants to prepare specific studies but the Compensation Committee would be free to do so in the exercise of its independent judgment.

    There are four components to the Company's executive compensation program:
(1) base salary, (2) bonus, (3) stock options and (4) retirement. The compensation philosophy of the Company is to be competitive with comparable and directly competitive companies to attract and motivate highly qualified employees. To this end, the Compensation Committee has adjusted the mix of the compensation components from year to year according to the Company's performance.

    BASE SALARY. Executive base salary is adjusted periodically based on financial results and performance on developmental objectives the Compensation Committee believes are critical to the Company's long-term progress. These objectives include, but are not limited to, progress on the Company's current business plan's objectives and staff development.

    BONUS. The Compensation Committee annually determines whether to pay bonuses and approves executive bonuses based upon the achievement of earnings and development objectives the Compensation Committee believes are critical to the Company's long-term progress. Bonuses are payable to executive officers, managers and key employees based upon the recommendation of the Chief Executive Officer. The Compensation Committee approves the Chief Executive Officer's share of the bonus pool. The Company paid bonuses totaling $55,000 to executive officers with respect to fiscal 2000.

    STOCK OPTIONS. The Company's current stock option plans include executive officers, managers and key employees. In the past, substantially all of the Company's employees have been designated as key employees. Stock options are granted to new employees on their hiring date on the recommendation of Company officers to the Compensation Committee. In addition, Company officers periodically recommend to the Compensation Committee, for its approval at regular Board of Directors' meetings, stock option grants to employees based on merit. Options outstanding under current plans fully vest in a period from one and a half to four years and expire in five to seven years.

    RETIREMENT. The Company sponsors a 401(k) plan for its employees, including executive officers, under which the Company partially matches employee contributions at a proportion set by the Company. The Compensation Committee approves the corporate matching formula for all employees.

    CHIEF EXECUTIVE COMPENSATION. Mr. Christenson's compensation for the fiscal years 1998 through 2000 is shown in the summary compensation table above. The Compensation Committee increased Mr. Christenson's base salary to $156,000 effective June 1, 1998. Mr. Christenson's fiscal 2000 $10,000 bonus was paid in recognition of his accomplishments in (i) leading the Company to its record revenues of $18.3 million; (ii) successfully resolving the Company pending litigation; (iii) overseeing the Company successful introduction of the new PPT861; and (iv) overseeing the Company's increase in international sales. The Compensation Committee believes that Mr. Christenson has managed the Company extremely well and has made progress on the Company's business plan objectives.

          ROBERT HELLER          DAVID MALMBERG          P. R. PETERSON

            BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

REPORT OF AUDIT COMMITTEE

    The Board of Directors has established an Audit Committee ("Audit Committee") comprised of P. R. Peterson and Robert Heller (Chair), David Malmberg. The Audit Committee operates under an Audit Charter, adopted effective June 9, 2000, except with respect to certain provisions regarding independent directors which will be effective as of June 1, 2001. Each of the members of the Committee is an independent director as defined by the Nasdaq National Market listing standards. A copy of the Audit Charter is attached to this Proxy Statement as Appendix A.

    The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's financial reporting system by overseeing and monitoring management's and the independent auditors' participation in the financial reporting process.

    The Committee met twice in fiscal year 2000 and has met once in fiscal year 2001. The meetings were designed to facilitate and encourage private communication between the Committee and the internal auditors and the Company's independent accountants, PricewatershouseCoopers LLP.

    During these meetings, the Committee reviewed and discussed the audited financial statements with management and PricewatershouseCoopers LLP. management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with PricewatershouseCoopers LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    PricewatershouseCoopers LLP provided to the Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with PricewatershouseCoopers LLP.

    Based on the discussions with management and PricewatershouseCoopers LLP, the Committee's review of the representations of management and the report of PricewatershouseCoopers LLP, the Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended October 31, 2000 filed with the Securities and Exchange Commission.

          ROBERT HELLER          DAVID MALMBERG          P. R. PETERSON

           BY THE AUDIT COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

PERFORMANCE GRAPH

    The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph presenting comparing cumulative, five-year shareholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen the use of the Nasdaq Stock Market (U.S. Companies) Index as its broad market index and the Nasdaq Non-Financial Stocks Index. The table below compares the cumulative total return as of the end of each of the Company's last five fiscal years on $100 invested as of October 31, 1995, on the Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Non-Financial Stocks Index, assuming the reinvestment of all dividends.

                                PPT VISION, INC.
               COMPARISION OF FIVE YEAR CUMULATIVE TOTAL RETURNS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

FISCAL YEAR ENDING
10/31/9510/31/9610/31/9710/31/9810/31/9910/31/00
PPT Vision, Inc. $100.00 $108.87 $110.48 $83.06 $41.94 $55.65
Nasdaq Stock Market (U.S. Companies) Index $100.00 $118.04 $155.32 $173.77 $293.74 $332.66
Nasdaq Non-Financial Stocks Index $100.00 $115.79 $148.67 $166.01 $293.57
$337.86

                                  PROPOSAL #2
                     PROPOSAL TO GRANT VOTING RIGHTS UNDER
                    MINNESOTA CONTROL SHARE ACQUISITION ACT

    PROPOSAL

    At the Annual Meeting, Shareholders will be asked to consider and vote on the following proposed resolution of shareholders:

           "RESOLVED, that pursuant to Section 302A.671, Subd. 4a of the Minnesota Business Corporation Act, full voting rights are hereby granted to all shares of common stock, par value $.10 per share, of PPT VISION, Inc. that are beneficially owned by P.R. Peterson or over which P.R. Peterson has or will obtain the right to vote, regardless of whether such shares were or are acquired in a control share acquisition as defined in Section 302A.011, Subd. 38, or otherwise, provided that in no event shall P.R. Peterson be granted voting rights with respect to shares beneficially owned by him or over which he has or will obtain the right to vote which exceed 33 1/3% of the outstanding common stock of PPT VISION, Inc. without a separate vote of shareholders."

    CONTROL SHARE ACQUISITION ACT

    Section 302A.671 of the Minnesota Business Corporation Act, and related definitions (the "Control Share Acquisition Act") can operate to restrict the voting power of common stock held by a shareholder if the common stock is acquired in a "control share acquisition" (as defined) and exceeds a certain percentage voting threshold. There are three thresholds under the Control Share Acquisition Act: 20%, 33 1/3% and 50% of the outstanding voting power of a company.

    For example, if an "acquiring person" (as defined) acquires common stock in a control share acquisition that exceeds the 20% threshold, the acquiring person may only exercise voting power with respect to the number of shares that do not exceed 20% of the outstanding voting power of that company. The Control Share Acquisition Act removes the voting power from the number of shares in excess of the 20% threshold and the voting power is restored only if approved, by the required votes, by resolution of that company's shareholders.

    The acquiring person must ask the company that a resolution be put before the shareholders for their consideration and vote. The acquiring person must also file certain information with the company for inclusion in its proxy statement materials. Finally, if the shareholders approve voting power for those shares in excess of the threshold and the acquiring person may exceeds the next threshold, the acquiring person losing the voting power for those shares in excess of the next threshold. For example, an acquiring person who seeks and obtains approval of the shareholders to vote all of the acquiring persons's shares over of the 20% threshold, may only exercise voting power with respect to less than 33 1/3%; if the acquiring person's beneficial ownership through control share acquisitions exceeds 33 1/3%, those shares in excess of 33 1/3% will become non-voting, unless voting power is restored by the shareholders.

    Pursuant to such statute, P.R. Peterson has requested that the Company seek shareholder approval of the above resolution in connection with the Annual Meeting. A copy of the control share acquisition provisions is included as Appendix B attached to this proxy statement. In compliance with the Control Share Acquisition Act, Mr. Peterson has filed an information statement, a copy of which is attached hereto as Appendix C. Shareholders are encouraged to read the information statement prior to executing their proxy.

    INFORMATION ON MR. P.R. PETERSON'S OWNERSHIP OF COMMON STOCK OF THE COMPANY

    Mr. P. R. Peterson, a director of the Company and one of its founders, has been a shareholder of the Company in since its inception. Mr. Peterson has, from time to time, acquired additional shares of common stock through open market purchases, exercise of options granted to him by the Company for his service on the Board of Directors and a direct purchase of shares of common stock from the Company. Mr. Peterson holds shares individually and as trustee for the P. R. Peterson Co. Keogh Plan (the "Keogh Plan"). Mr. Peterson is also the controlling shareholder of the parent company of ESI Investment Co. ("ESI"), which holds shares of common stock of the Company. As the controlling shareholder of ESI's parent company, Mr. Peterson beneficially owns shares of common stock of the Company held by ESI.

    On September 15, 1999, Mr. Peterson made purchases in the open market which resulted in an aggregate beneficial ownership of 19.9% of the outstanding common stock of the Company. These purchases were reported on a Schedule 13D filed with the Securities and Exchange Commission on October 18, 1999.

    On September 27, 1999, the Board of Directors adopted an amendment to Rights Agreement dated as of June 2, 1999 between PPT VISION, Inc. and Norwest Bank Minnesota N.A. as Rights Agent. That amendment allowed Mr. Peterson to beneficially own up to thirty percent (30%) of the common stock of the Company with triggering the shareholder right plan. The twenty percent (20%) limitation under the shareholder right plan remains in effect for all shareholders other than Mr. Peterson. The plan is intended to protect the interests of the Company's shareholders in the event of abusive or unfair take-over tactics. By a letter agreement dated September 27, 1999, Mr. Peterson agreed that, without the consent of the Board, he would not exercise any options if the exercise would result in him beneficially owing in excess of 20% of the voting power of the Company. During the period From December 17, 1999 through January 3, 2001,
Mr. Peterson bought a total of 75,502 shares of common stock in market transactions.

    On June 16, 2000, Mr. Peterson purchased 170,000 shares from the Company at a price of $6.00 per share. As a result of that purchase, Mr. Peterson beneficially owed 1,280,657 shares, or 23.4% of the then outstanding shares of common stock of the Company. Section 302A.011, subd. 38, excludes from the application of the Control Share Acquisition Act shares purchased directly from the Company.

    By a letter dated June 16, 2000, the Company and Mr. Peterson confirmed that Mr. Peterson had requested that the Company cause the above resolution to be put to the shareholders at the 2001 Annual Meeting.

    At January 31, 2001, Mr. Peterson beneficially owned 1,300,257 shares of common stock of the Company or 23.7% of the outstanding shares of the Company's common stock. Of the total number of shares beneficially owned by Mr. Peterson, 202,873 were held individually, 544,800 were held by the Keogh Plan and 549,084 were held by ESI. Of the total number of shares beneficially owned by Mr. Peterson, 75,502 shares have no voting rights under the Control Share Acquisition Act, unless voting rights for these shares are approved by the shareholders of the Company.

    VOTE REQUIRED

    Under the Control Share Acquisition Provisions, the proposal being presented would enable Mr. Peterson to vote all Common Shares that he currently holds, up to an aggregate of 33 1/3% of the outstanding shares of Common Stock of the Company. The proposal must receive the following affirmative votes to be approved:

    (1) The affirmative vote, whether in person or by proxy, of the holders of a majority of all the outstanding common stock; and

    (2) The affirmative vote, whether in person or by proxy, of the holders of a majority of all the outstanding common stock, excluding "interested shares" as that term is defined in the Minnesota statutes

    Under Minnesota Statutes, "interested shares" consist of shares owned by the acquiring person (i.e.. Mr. Peterson), by officers of the Company and by any employee of the Company who is also a director. As of the record date:

    - 5,404,280 shares of common stock were outstanding and entitled to vote at the Annual Meeting.

    - 1,304,400 shares of common stock were considered "interested shares, "consisting of 1,221,255 shares beneficially owned by Mr. Peterson and 83,185 shares owned by other officers of the Company.

    See "Principal Shareholders and Ownership of Management."

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSAL TO ENABLE P.R. PETERSON TO VOTE ALL COMMON SHARES THAT HE HAS THE RIGHT TO VOTE AN AGGREGATE OF 33 1/3% OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On June 16, 2000, Mr. P.R. Peterson, a director of the Company, purchased 170,000 shares of the common stock directly from the Company at a price of $6.00 per share for total consideration of $1,020,000. The closing sales price of the Company's common stock on June 16, 2000 was $5.00 per share, as reported by The Nasdaq National Market.

                            INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers LLP has served as independent accountants for the Company for a number of years, including the fiscal year ended October 31, 2000. The Company has selected PricewaterhouseCoopers to serve as the Company's independent auditors for the year ended October 31, 2001. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

                                 ANNUAL REPORT

    An Annual Report of the Company setting forth the Company's activities and containing financial statements of the Company for the fiscal year ended October 31, 2000 accompanies this Notice of Annual Meeting and proxy solicitation material.

                             SHAREHOLDER PROPOSALS

    Rule 14a-8 of the SEC permits shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The PPT VISION, Inc. 2002 Annual Meeting of Shareholders is expected to be held on or about March 15, 2002. Proxy materials for that meeting are expected to be mailed on or about February 15, 2002. Under SEC Rule 14a-8, shareholder proposals to be included in the PPT VISION, Inc. proxy statement for that meeting must be received by PPT VISION, Inc. on or before October 18, 2001. Additionally, if PPT VISION, Inc. receives notice of a shareholder proposal after January 1, 2002, the proposal will be considered untimely pursuant to SEC Rules 14a-4 and 14a- 5(e) and the persons named in proxies solicited by the Board of Directors of PPT
VISION, Inc. for its 2002 Annual Meeting of Shareholders may exercise discretionary voting power with respect to the proposal.

                                  SOLICITATION

    The cost of soliciting proxies, including the cost of preparing, assembling, and mailing the proxies and soliciting material, as well as the cost of forwarding the material to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 2000 all Section 16(a) filing requirements applicable to its insiders were complied with.

                                 OTHER BUSINESS

    The management of the Company does not know of any other business to be presented at the Annual Meeting of Shareholders. If any matter properly comes before the meeting, however, it is intended that the persons named in the enclosed form of proxy will vote said proxy in accordance with their best judgment.

    ALL PROXIES PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY SHAREHOLDERS. IF NO DIRECTION IS MADE, PROXIES WILL BE VOTED IN FAVOR OF THE DIRECTORS.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Thomas G. Lovett IV, SECRETARY

    Appendix A  Audit Committee Charter
    Appendix B  Minnesota Control Share Acquisition Act
    Appendix C  Information Statement of P.R. Peterson

                                                                     APPENDIX A



                                PPT VISION, INC.
              CHARTER OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing and/or inquiring about:
          (a) the financial reports and other financial information provided by the Corporation to any governmental body or the public;

         (b) the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and

         (c) the Corporation's auditing, accounting and financial reporting processes generally.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         - Serve as an independent and objective party to monitor the Corporation's financial reporting process.

         - Review and appraise the audit efforts of the Corporation's independent accountants.

         - Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

This Charter is being adopted by the board of directors effective June 9, 2000. The provisions with respect to independent directors in Section II shall be come applicable, however, on June 1, 2001 or such earlier date as the Audit Committee or Board of Directors shall designate.

II.      COMPOSITION

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A director shall not be considered independent if, among other things, he or she has:

         a. been employed by the Corporation or its affiliates in the current or past three years;

         b. accepted any compensation from the Corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

         c. an immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer;

         d. been a partner, controlling shareholder or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation's securities) that exceed five percent of the Corporation's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

         e. been employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     MEETINGS

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and/or management quarterly to review the Corporation's financial statements (consistent with IV.4 below).

IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review with financial management and/or the independent accountants the Form 10-Q prior to its filing. The Chair of the Committee may represent the entire Committee for purposes of this review.

4. Prepare a report to the Board of Directors recommending that the Company's audited financial statements be included in the Corporation annual Report on Form 10-k

INDEPENDENT ACCOUNTANTS

1. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness. On an annual basis, the Committee should review and discuss with the accountants all significant relationships that the accountants have with the Corporation to determine the accountants' independence.

2. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

3. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

FINANCIAL REPORTING PROCESSES

1. In consultation with the independent accountants, review the integrity of the Corporation's financial reporting processes, both internal and external at least annually.

2. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting at least annually.

3. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management at least annually.

PROCESS IMPROVEMENT

1. Establish regular and separate systems of reporting to the Audit Committee by each of management and independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

2. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

4. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

ETHICAL AND LEGAL COMPLIANCE

1. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

2. Review management's monitoring of the Corporation's compliance with the Corporation's Ethical Code, and ensure that management has the proper system in place to ensure that Corporation's financial statement, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

3. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

4. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

5. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee of the Board deems necessary or appropriate.

                                                                      Appendix B



                          MINNESOTA STATUTES ANNOTATED
                                  CORPORATIONS
                       CHAPTER 302A. BUSINESS CORPORATIONS
                                   DEFINITIONS


302A.011. DEFINITIONS

         SUBDIVISION 1. SCOPE. For the purposes of this chapter, unless the language or context clearly indicates that a different meaning is intended, the words, terms, and phrases defined in this section have the meanings given them.

         SUBD. 2. ACQUIRING CORPORATION. "Acquiring corporation" means the domestic or foreign corporation that acquires the shares of a corporation in an exchange.

         SUBD. 3. ADDRESS. "Address" means mailing address, including a zip code. In the case of a registered office or principal executive office, the term means the mailing address and the actual office location which shall not be a post office box.

         SUBD. 4. ARTICLES. "Articles" means, in the case of a corporation incorporated under or governed by this chapter, articles of incorporation, articles of amendment, a resolution of election to become governed by this chapter, a demand retaining the two-thirds majority for shareholder approval of certain transactions, a statement of change of registered office, registered agent, or name of registered agent, a statement establishing or fixing the rights and preferences of a class or series of shares, a statement of cancellation of authorized shares, articles of merger, articles of abandonment, and articles of dissolution. In the case of a foreign corporation, the term includes all documents serving a similar function required to be filed with the secretary of state or other officer of the corporation's state of incorporation.

         SUBD. 5. BOARD.  "Board" means the board of directors of a corporation.

         SUBD. 6. CLASS. "Class", when used with reference to shares, means a category of shares that differs in designation or one or more rights or preferences from another category of shares of the corporation.

         SUBD. 6a. CLOSELY HELD CORPORATION. "Closely held corporation" means a corporation which does not have more than 35 shareholders.

         SUBD. 7. CONSTITUENT CORPORATION. "Constituent corporation" means a corporation or a foreign corporation that:

         (1) in a merger is either the surviving corporation or a corporation that is merged into the surviving organization; or

         (2) in an exchange is either the acquiring corporation or a corporation whose shares are acquired by the acquiring organization.

         SUBD. 8. CORPORATION. "Corporation" means a corporation, other than a foreign corporation, organized for profit and incorporated under or governed by this chapter.

         SUBD. 9. DIRECTOR.  "Director" means a member of the board.

         SUBD. 10. DISTRIBUTION. "Distribution" means a direct or indirect transfer of money or other property, other than its own shares, with or without consideration, or an incurrence or issuance of indebtedness, by a corporation to any of its shareholders in respect of its shares. A distribution may be in the form of a dividend or a distribution in liquidation, or as consideration for the purchase, redemption, or other acquisition of its shares, or otherwise.

         SUBD. 11. FILED WITH THE SECRETARY OF STATE. "Filed with the secretary of state" means that a document meeting the applicable requirements of this chapter, signed and accompanied by a filing fee of $35, has been delivered to the secretary of state of this state. The secretary of state shall endorse on the document the word "Filed" and the month, day, and year of filing, record the document in the office of the secretary of state, and return a document to the person who delivered it for filing.

         SUBD. 12. FOREIGN CORPORATION. "Foreign corporation" means a corporation organized for profit that is incorporated under laws other than the laws of this state for a purpose or purposes for which a corporation may be incorporated under this chapter.

         SUBD. 13. GOOD FAITH. "Good faith" means honesty in fact in the conduct of the act or transaction concerned.

         SUBD. 14. INTENTIONALLY. "Intentionally" means that the person referred to either has a purpose to do or fail to do the act or cause the result specified or believes that the act or failure to act, if successful, will cause that result. A person "intentionally" violates a statute if the person intentionally does the act or causes the result prohibited by the statute, or if the person intentionally fails to do the act or cause the result required by the statute, even though the person may not know of the existence or constitutionality of the statute or the scope or meaning of the terms used in the statute.

         SUBD. 15. KNOW; KNOWLEDGE. A person "knows" or has "knowledge" of a fact when the person has actual knowledge of it. A person does not "know" or have "knowledge" of a fact merely because the person has reason to know of the fact.

          SUBD. 16. LEGAL REPRESENTATIVE. "Legal representative" means a person empowered to act for another person, including, but not limited to, an agent, officer, partner, or associate of, an organization; a trustee of a trust; a personal representative; an executor of a will; an administrator of an estate; a trustee in bankruptcy; and a receiver, guardian, custodian, or conservator of the person or estate of a person.

         SUBD. 17. NOTICE. "Notice" is given by a shareholder of a corporation to the corporation or an officer of the corporation when in writing and mailed or delivered to the corporation or the officer at the registered office or principal executive office of the corporation. In all other cases, "notice" is given to a person when mailed to the person at an address designated by the person or at the last known address of the person, or when communicated to the person orally, or when handed to the person, or when left at the office of the person with a clerk or other person in charge of the office, or if there is no one in charge, when left in a conspicuous place in the office, or if the office is closed or the person to be notified has no office, when left at the dwelling house or usual place of abode of the person with some person of suitable age and discretion then residing therein. Notice by mail is given when deposited in the United States mail with sufficient postage affixed. Notice is deemed received when it is given.

         SUBD. 18. OFFICER. "Officer" means a person elected, appointed, or otherwise designated as an officer by the board, and any other person deemed elected as an officer pursuant to section 302A.321.

         SUBD. 19. ORGANIZATION. "Organization" means a domestic or foreign corporation, limited liability company, whether domestic or foreign, partnership, limited partnership, joint venture, association, business trust, estate, trust, enterprise, and any other legal or commercial entity.

         SUBD. 20. OUTSTANDING SHARES. "Outstanding shares" means all shares duly issued and not reacquired by a corporation.

         SUBD. 21. PARENT. "Parent" of a specified corporation means a corporation that directly, or indirectly through related corporations, owns more than 50 percent of the voting power of the shares entitled to vote for directors of the specified corporation.

         SUBD. 22. PERSON. "Person" includes a natural person and an organization.

         SUBD. 23. PRINCIPAL EXECUTIVE OFFICE. "Principal executive office" means an office where the elected or appointed chief executive officer of a corporation has an office. If the corporation has no elected or appointed chief executive officer, "principal executive office" means the registered office of the corporation.

         SUBD. 24. REGISTERED OFFICE. "Registered office" means the place in this state designated in the articles of a corporation as the registered office of the corporation.

         SUBD. 25. RELATED ORGANIZATION. "Related organization" of a specified corporation means:

         (1) a parent or subsidiary of the specified corporation;

         (2) another subsidiary of a parent of the specified corporation;

         (3) a limited liability company owning, directly or indirectly, more than 50 percent of the voting power of the shares entitled to vote for directors of the specified corporation;

         (4) a limited liability company having more than 50 percent of the voting power of its membership interests entitled to vote for governors owned directly or indirectly by the specified corporation;

         (5) a limited liability company having more than 50 percent of the voting power of its membership interests entitled to vote for governors owned directly or indirectly either (i) by a parent of the specified corporation or
(ii) a limited liability company owning, directly or indirectly, more than 50 percent of the voting power of the shares entitled to vote for directors of the specified corporation; or

         (6) a corporation having more than 50 percent of the voting power of its shares entitled to vote for director owned directly or indirectly by a limited liability company owning, directly or indirectly, more than 50 percent of the voting power of the shares entitled to vote for directors of the specified corporation.

         SUBD. 26. SECURITY. "Security" has the meaning given it in section 80A.14, subdivision 18.

         SUBD. 27. SERIES. "Series" means a category of shares, within a class of shares authorized or issued by a corporation by or pursuant to its articles, that have some of the same rights and preferences as other shares within the same class, but that differ in designation or one or more rights and preferences from another category of shares within that class.

         SUBD. 28. SHARE. "Share" means one of the units, however designated, into which the shareholders' proprietary interests in a corporation are divided.

         SUBD. 29. SHAREHOLDER. "Shareholder" means a person registered on the books or records of a corporation or its transfer agent or registrar as the owner of whole or fractional shares of the corporation.

         SUBD. 30. SIGNED. (a) "Signed" means that the signature of a person has been written on a document, as provided in section 645.44, subdivision 14, and, with respect to a document required by this chapter to be filed with the secretary of state, means that the document has been signed by a person authorized to do so by this chapter, the articles or bylaws, or a resolution approved by the directors as required by section 302A.237 or the shareholders as required by section 302A.437.

         (b) A signature on a document may be a facsimile affixed, engraved, printed, placed, stamped with indelible ink, transmitted by facsimile or electronically, or in any other manner reproduced on the document.

         SUBD. 31. SUBSIDIARY. "Subsidiary" of a specified corporation means a corporation having more than 50 percent of the voting power of its shares entitled to vote for directors owned directly, or indirectly through related corporations, by the specified corporation.

         SUBD. 32. SURVIVING CORPORATION. "Surviving corporation" means the domestic or foreign corporation resulting from a merger.

         SUBD. 33.  Repealed by Laws 1997, c. 10, art. 1, Section 33.

         SUBD. 34.  VOTE.  "Vote" includes authorization by written action.

         SUBD. 35.  Repealed by Laws 1982, c. 497, Section 73, eff. March 20,
1982.

         SUBD. 36. WRITTEN ACTION. "Written action" means a written document signed by all of the persons required to take the action described. The term also means the counterparts of a written document signed by any of the persons taking the action described. Each counterpart constitutes the action of the persons signing it, and all the counterparts, taken together, constitute one written action by all of the persons signing them.

         SUBD. 37. ACQUIRING PERSON. "Acquiring person" means a person that makes or proposes to make a control share acquisition. When two or more persons act as a partnership, limited partnership, syndicate, or other group pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise for the purposes of acquiring, owning, or voting shares of an issuing public corporation, all members of the partnership, syndicate, or other group constitute a "person."

          "Acquiring person" does not include (a) a licensed broker/dealer or licensed underwriter who (1) purchases shares of an issuing public corporation solely for purposes of resale to the public and (2) is not acting in concert with an acquiring person, or (b) a person who becomes entitled to exercise or direct the exercise of a new range of voting power within any of the ranges specified in section 302A.671, subdivision 2, paragraph (d), solely as a result of a repurchase of shares by, or recapitalization of, the issuing public corporation or similar action unless (1) the repurchase, recapitalization, or similar action was proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with, the person or any affiliate or associate of the person or (2) the person thereafter acquires beneficial ownership, directly or indirectly, of outstanding shares entitled to vote of the issuing public corporation and, immediately after the acquisition, is entitled to exercise or direct the exercise of the same or a higher range of voting power under section 302A.671, subdivision 2, paragraph (d), as the person became entitled to exercise as a result of the repurchase, recapitalization, or similar action.

         SUBD. 38. CONTROL SHARE ACQUISITION. "Control share acquisition" means an acquisition, directly or indirectly, by an acquiring person of beneficial ownership of shares of an issuing public corporation that, except for section 302A.671, would, when added to all other shares of the issuing public corporation beneficially owned by the acquiring person, entitle the acquiring person, immediately after the acquisition, to exercise or direct the exercise of a new range of voting power within any of the ranges specified in section 302A.671, subdivision 2, paragraph (d), but does not include any of the following:

         (a) an acquisition before, or pursuant to an agreement entered into before, August 1, 1984;

         (b) an acquisition by a donee pursuant to an inter vivos gift not made to avoid section 302A.671 or by a distributee as defined in section 524.1-201, clause (10);

         (c) an acquisition pursuant to a security agreement not created to avoid section 302A.671;

         (d) an acquisition under sections 302A.601 to 302A.661, if the issuing public corporation is a party to the transaction;

         (e) an acquisition from the issuing public corporation;

         (f) an acquisition for the benefit of others by a person acting in good faith and not made to avoid section 302A.671, to the extent that the person may not exercise or direct the exercise of the voting power or disposition of the shares except upon the instruction of others;

         (g) an acquisition pursuant to a savings, employee stock ownership, or other employee benefit plan of the issuing public corporation or any of its subsidiaries, or by a fiduciary of the plan acting in a fiduciary capacity pursuant to the plan; or

         (h) an acquisition subsequent to January 1, 1991, pursuant to an offer to purchase for cash pursuant to a tender offer all shares of the voting stock of the issuing public corporation:

         (i) which has been approved by a majority vote of the members of a committee comprised of the disinterested members of the board of the issuing public corporation formed pursuant to section 302A.673, subdivision 1, paragraph (d), before the commencement of, or the public announcement of the intent to commence, the tender offer; and

         (ii) pursuant to which the acquiring person will become the owner of over 50 percent of the voting stock of the issuing public corporation outstanding at the time of the transaction.

         For purposes of this subdivision, shares beneficially owned by a plan described in clause (g), or by a fiduciary of a plan described in clause (g) pursuant to the plan, are not deemed to be beneficially owned by a person who is a fiduciary of the plan.

         SUBD. 39. ISSUING PUBLIC CORPORATION. "Issuing public corporation" means either: (1) a publicly held corporation that has at least 50 shareholders; or (2) any other corporation that has at least 100 shareholders, provided that if, before January 1, 1998, a corporation that has at least 50 shareholders elects to be an issuing public corporation by express amendment contained in the articles or bylaws, including bylaws approved by the board, that corporation is an issuing public corporation if it has at least 50 shareholders.

         SUBD. 40. PUBLICLY HELD CORPORATION. "Publicly held corporation" means a corporation that has a class of equity securities registered pursuant to section 12, or is subject to section 15(d), of the Securities Exchange Act of 1934.

         SUBD. 41. BENEFICIAL OWNER; BENEFICIAL OWNERSHIP. (a) "Beneficial owner," when used with respect to shares or other securities, includes, but is not limited to, any person who, directly or indirectly through any written or oral agreement, arrangement, relationship, understanding, or otherwise, has or shares the power to vote, or direct the voting of, the shares or securities or has or shares the power to dispose of, or direct the disposition of, the shares or securities, except that:

         (1) a person shall not be deemed the beneficial owner of shares or securities tendered pursuant to a tender or exchange offer made by the person or any of the person's affiliates or associates until the tendered shares or securities are accepted for purchase or exchange; and

         (2) a person shall not be deemed the beneficial owner of shares or securities with respect to which the person has the power to vote or direct the voting arising solely from a revocable proxy given in response to a proxy solicitation required to be made and made in accordance with the applicable rules and regulations under the Securities Exchange Act of 1934 and is not then reportable under that act on a Schedule 13D or comparable report, or, if the corporation is not subject to the rules and regulations under the Securities Exchange Act of 1934, would have been required to be made and would not have been reportable if the corporation had been subject to the rules and regulations.

                  (b) "Beneficial ownership" includes, but is not limited to, the right to acquire shares or securities through the exercise of options, warrants, or rights, or the conversion of convertible securities, or otherwise. The shares or securities subject to the options, warrants, rights, or conversion privileges held by a person shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares or securities of the class or series owned by the person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class or series owned by any other person. A person shall be deemed the beneficial owner of shares and securities beneficially owned by any relative or spouse of the person or any relative of the spouse, residing in the home of the person, any trust or estate in which the person owns ten percent or more of the total beneficial interest or serves as trustee or executor or in a similar fiduciary capacity, any corporation or entity in which the person owns ten percent or more of the equity, and any affiliate of the person.

                  (c) When two or more persons act or agree to act as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, owning, or voting shares or other securities of a corporation, all members of the partnership, syndicate, or other group are deemed to constitute a "person" and to have acquired beneficial ownership, as of the date they first so act or agree to act together, of all shares or securities of the corporation beneficially owned by the person.

         SUBD. 42. INTERESTED SHARES. "Interested shares" means the shares of an issuing public corporation beneficially owned by any of the following persons: (1) the acquiring person, (2) any officer of the issuing public corporation, or (3) any employee of the issuing public corporation who is also a director of the issuing public corporation.

         SUBD. 43. AFFILIATE. "Affiliate" means a person that directly or indirectly controls, is controlled by, or is under common control with, a specified person.

         SUBD. 44. ANNOUNCEMENT DATE. "Announcement date," when used in reference to any business combination, means the date of the first public announcement of the final, definitive proposal for the business combination.

         SUBD. 45. ASSOCIATE. "Associate," when used to indicate a relationship with any person, means any of the following:

         (1) any corporation or organization of which the person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class or series of shares entitled to vote or other equity interest;

         (2) any trust or estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or executor or in a similar fiduciary capacity;

         (3) any relative or spouse of the person, or any relative of the spouse, residing in the home of the person.

         SUBD. 46. BUSINESS COMBINATION. "Business combination," when used in reference to any issuing public corporation and any interested shareholder of the issuing public corporation, means any of the following:

         (a) any merger of the issuing public corporation or any subsidiary of the issuing public corporation with (1) the interested shareholder or (2) any other domestic or foreign corporation (whether or not itself an interested shareholder of the issuing public corporation) that is, or after the merger would be, an affiliate or associate of the interested shareholder, but excluding (1) the merger of a wholly-owned subsidiary of the issuing public corporation into the issuing public corporation, (2) the merger of two or more wholly-owned subsidiaries of the issuing public corporation, or (3) the merger of a corporation, other than an interested shareholder or an affiliate or associate of an interested shareholder, with a wholly-owned subsidiary of the issuing public corporation pursuant to which the surviving corporation, immediately after the merger, becomes a wholly-owned subsidiary of the issuing public corporation;

          (b) any exchange, pursuant to a plan of exchange under section 302A.601, subdivision 2, or a comparable statute of any other state or jurisdiction, of shares or other securities of the issuing public corporation or any subsidiary of the issuing corporation or money, or other property for shares, other securities, money, or property of (1) the interested shareholder or (2) any other domestic or foreign corporation (whether or not itself an interested shareholder of the issuing public corporation) that is, or after the exchange would be, an affiliate or associate of the interested shareholder, but excluding the exchange of shares of a corporation, other than an interested shareholder or an affiliate or associate of an interested shareholder, pursuant to which the corporation, immediately after the exchange, becomes a wholly-owned subsidiary of the issuing public corporation;

         (c) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of transactions), other than sales of goods or services in the ordinary course of business or redemptions pursuant to section 302A.671, subdivision 6, to or with the interested shareholder or any affiliate or associate of the interested shareholder, other than to or with the issuing public corporation or a wholly-owned subsidiary of the issuing public corporation, of assets of the issuing public corporation or any subsidiary of the issuing public corporation (1) having an aggregate market value equal to ten percent or more of the aggregate market value of all the assets, determined on a consolidated basis, of the issuing public corporation, (2) having an aggregate market value equal to ten percent or more of the aggregate market value of all the outstanding shares of the issuing public corporation, or (3) representing ten percent or more of the earning power or net income, determined on a consolidated basis, of the issuing public corporation except a cash dividend or distribution paid or made pro rata to all shareholders of the issuing public corporation;

         (d) the issuance or transfer by the issuing public corporation or any subsidiary of the issuing public corporation (in a single transaction or a series of transactions) of any shares of the issuing public corporation or any subsidiary of the issuing public corporation that have an aggregate market value equal to five percent or more of the aggregate market value of all the outstanding shares of the issuing public corporation to the interested shareholder or any affiliate or associate of the interested shareholder, except pursuant to the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all shareholders of the issuing public corporation other than for the purpose, directly or indirectly, of facilitating or effecting a subsequent transaction that would have been a business combination if the dividend or distribution had not been made;

         (e) the adoption of any plan or proposal for the liquidation or dissolution of the issuing public corporation, or any reincorporation of the issuing public corporation in another state or jurisdiction, proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with, the interested shareholder or any affiliate or associate of the interested shareholder;

          (f) any reclassification of securities (including without limitation any share dividend or split, reverse share split, or other distribution of shares in respect of shares), recapitalization of the issuing public corporation, merger of the issuing public corporation with any subsidiary of the issuing public corporation, exchange of shares of the issuing public corporation with any subsidiary of the issuing public corporation, or other transaction (whether or not with or into or otherwise involving the interested shareholder), proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with, the interested shareholder or any affiliate or associate of the interested shareholder, that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of shares entitled to vote, or securities that are exchangeable for, convertible into, or carry a right to acquire shares entitled to vote, of the issuing public corporation or any subsidiary of the issuing public corporation that is, directly or indirectly, owned by the interested shareholder or any affiliate or associate of the interested shareholder, except as a result of immaterial changes due to fractional share adjustments;

         (g) any receipt by the interested shareholder or any affiliate or associate of the interested shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the issuing public corporation), of any loans, advances, guarantees, pledges, or other financial assistance, or any tax credits or other tax advantages provided by or through the issuing public corporation or any subsidiary of the issuing public corporation.

         SUBD. 47. CONSUMMATION DATE. "Consummation date," with respect to any business combination, means the date of consummation of the business combination or, in the case of a business combination as to which a shareholder vote is taken, the later of (1) the business day before the vote or (2) 20 days before the date of consummation of the business combination.

         SUBD. 48. CONTROL. "Control," including the terms "controlling," "controlled by," and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. A person's beneficial ownership of ten percent or more of the voting power of a corporation's outstanding shares entitled to vote in the election of directors creates a presumption that the person has control of the corporation. Notwithstanding the foregoing, a person is not considered to have control of a corporation if the person holds voting power, in good faith and not for the purpose of avoiding section 302A.673, as an agent, bank, broker, nominee, custodian, or trustee for one or more beneficial owners who do not individually or as a group have control of the corporation.

         SUBD. 49. INTERESTED SHAREHOLDER. (a) "Interested shareholder," when used in reference to any issuing public corporation, means any person that is
(1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding shares entitled to vote of the issuing public corporation or (2) an affiliate or associate of the issuing public corporation and at any time within the four-year period immediately before the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares entitled to vote of the issuing public corporation. Notwithstanding anything stated in this subdivision, if a person who has not been a beneficial owner of ten percent or more of the voting power of the outstanding shares entitled to vote of the issuing public corporation immediately prior to a repurchase of shares by, or recapitalization of, the issuing public corporation or similar action shall become a beneficial owner of ten percent or more of the voting power solely as a result of the share repurchase, recapitalization, or similar action, the person shall not be deemed to be the beneficial owner of ten percent or more of the voting power for purposes of clause (1) or (2) unless:

          (i) the repurchase, recapitalization, conversion, or similar action was proposed by or on behalf of, or pursuant to any agreement, arrangement, relationship, understanding, or otherwise (whether or not in writing) with, the person or any affiliate or associate of the person; or

         (ii) the person thereafter acquires beneficial ownership, directly or indirectly, of outstanding shares entitled to vote of the issuing public corporation and, immediately after the acquisition, is the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding shares entitled to vote of the issuing public corporation.

         (b) Interested shareholder does not include:

         (1) the issuing public corporation or any of its subsidiaries; or

         (2) a savings, employee stock ownership, or other employee benefit plan of the issuing public corporation or its subsidiary, or a fiduciary of the plan when acting in a fiduciary capacity pursuant to the plan.

         For purposes of this subdivision, shares beneficially owned by a plan described in clause (2), or by a fiduciary of a plan described in clause (2) pursuant to the plan, are not deemed to be beneficially owned by a person who is a fiduciary of the plan.

         SUBD. 50. MARKET VALUE. "Market value," when used in reference to shares or other property of any corporation, means the following:

         (1) in the case of shares, the average closing sale price of a share on the composite tape for New York Stock Exchange listed shares during the 30 trading days immediately preceding the date in question or, with respect to the references in section 302A.553, subdivision 3, if a person or persons selling the shares have commenced a tender offer or have announced an intention to seek control of the corporation, during the 30 trading days preceding the earlier of the commencement of the tender offer or the making of the announcement, or, if the shares are not quoted on the composite tape or not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the shares are listed, or, if the shares are not listed on any such exchange, on the NASDAQ National Market, or, if the shares are not quoted on the NASDAQ National Market, on the NASDAQ Small Cap Market, or any system then in use, or, with respect to the reference in section 302A.553, subdivision 3, if the person or persons selling the shares shall have commenced a tender offer or have announced an intention to seek control of the corporation, during the 30 trading days preceding the earlier of the commencement of the tender offer or the making of the announcement, provided that if no quotation is available, the market value is the fair market value on the date in question of the shares as determined in good faith by the board of the corporation;

         (2) in the case of property other than cash or shares, the fair market value of the property on the date in question as determined in good faith by the board of the corporation.

         SUBD. 51. SHARE ACQUISITION DATE. "Share acquisition date," with respect to any person and any issuing public corporation, means the date that the person first becomes an interested shareholder of the issuing public corporation; provided, however, that in the event a person becomes, on one or more dates, an interested shareholder of the issuing public corporation, but thereafter ceases to be an interested shareholder of the issuing public corporation, and subsequently again becomes an interested shareholder, "share acquisition date," with respect to that person means the date on which the person most recently became an interested shareholder of the issuing public corporation.

         SUBD. 52. OFFEROR. "Offeror" means a person who makes or in any way participates in making a takeover offer. Offeror does not include a bank or broker-dealer loaning funds to an offeror in the ordinary course of its business or a bank, broker-dealer, attorney, accountant, consultant, employee, or other person furnishing information or advice to or performing ministerial duties for an offeror and not otherwise participating in the takeover offer. When two or more persons act as a partnership, limited partnership, syndicate, or other group pursuant to any agreement, arrangement, relationship, understanding, or otherwise, whether or not in writing, for the purpose of acquiring, owning, or voting shares of a target company, all members of the partnership, syndicate, or other group constitute "a person."

         SUBD. 53. TAKEOVER OFFER. (a) "Takeover offer" means an offer to acquire shares of an issuing public corporation from a shareholder pursuant to a tender offer or request or invitation for tenders, if, after the acquisition of all shares acquired pursuant to the offer:

         (1) the offeror would be directly or indirectly a beneficial owner of more than ten percent of any class or series of the outstanding shares of the issuing public corporation and was directly or indirectly the beneficial owner of ten percent or less of that class or series of the outstanding shares of the issuing public corporation before commencement of the offer; or

         (2) the beneficial ownership by the offeror of any class or series of the outstanding shares of the issuing public corporation would be increased by more than ten percent of that class or series and the offeror was directly or indirectly the beneficial owner of ten percent or more of any class or series of the outstanding shares of the issuing public corporation before commencement of the offer.

         (b) Takeover offer does not include:

         (1) an offer in connection with the acquisition of a share which, together with all other acquisitions by the offeror of shares of the same class or series of shares of the issuer, would not result in the offeror having acquired more than two percent of that class or series during the preceding 12-month period;

         (2) an offer by the issuer to acquire its own shares unless the offer is made during the pendency of a takeover offer by a person who is not an associate or affiliate of the issuer;

         (3) an offer in which the issuing public corporation is an insurance company subject to regulation by the commissioner of commerce, a financial institution regulated by the commissioner, or a public service utility subject to regulation by the public utilities commission.

         SUBD. 54. DIVISION OR COMBINATION. "Division" or "combination" means dividing or combining shares of a class or series, whether issued or unissued, into a greater or lesser number of shares of the same class or series.

         SUBD. 55. ACQUIRING ORGANIZATION. "Acquiring organization" means a corporation, foreign corporation, or domestic or foreign limited liability company that acquires in an exchange the shares of a corporation or foreign corporation or the membership interests of a domestic or foreign limited liability company.

         SUBD. 56. CONSTITUENT ORGANIZATION. "Constituent organization" means a corporation, foreign corporation, limited liability company or foreign limited liability company that:

         (1) in a merger is either the surviving organization or an organization that is merged into the surviving organization; or

         (2) in an exchange is either the acquiring organization or an organization whose securities are acquired by the acquiring organization.

         SUBD. 57. OWNERS. "Owners" means shareholders in the case of a corporation or foreign corporation and members in the case of a limited liability company.

         SUBD. 58. OWNERSHIP INTERESTS. "Ownership interests" means shares in the case of a corporation or foreign corporation and membership interests in the case of a domestic or foreign limited liability company.

         SUBD. 59. SURVIVING ORGANIZATION. "Surviving organization" means the corporation or foreign corporation or domestic or foreign limited liability company resulting from a merger.

                          MINNESOTA STATUTES ANNOTATED
                                  CORPORATIONS
                       CHAPTER 302A. BUSINESS CORPORATIONS
                           MERGER, EXCHANGE, TRANSFER



302A.671. CONTROL SHARE ACQUISITIONS

         SUBDIVISION 1. APPLICATION. (a) Unless otherwise expressly provided in the articles or in bylaws approved by the shareholders of an issuing public corporation, this section applies to a control share acquisition. A shareholder's proposal to amend the corporation's articles or bylaws to cause this section to be inapplicable to the corporation requires the vote set forth in subdivision 4a, paragraph (b), in order for it to be effective, unless it is approved by a committee of the board comprised solely of directors who:

         (1) are neither officers nor employees of, nor were during the five years preceding the formation of the committee officers or employees of, the corporation or a related organization;

         (2) are neither acquiring persons nor affiliates or associates of an acquiring person;

         (3) were not nominated for election as directors by an acquiring person or an affiliate or associate of an acquiring person; and

         (4) were directors at the time an acquiring person became an acquiring person or were nominated, elected, or recommended for election as directors by a majority of those directors.

         (b) The shares of an issuing public corporation acquired by an acquiring person in a control share acquisition that exceed the threshold of voting power of any of the ranges specified in subdivision 2, paragraph (d), shall have only the voting rights as shall be accorded to them pursuant to subdivision 4a.

         SUBD. 2. INFORMATION STATEMENT. An acquiring person shall deliver to the issuing public corporation at its principal executive office an information statement containing all of the following:

         (a) the identity and background of the acquiring person, including the identity and background of each member of any partnership, limited partnership, syndicate, or other group constituting the acquiring person, and the identity and background of each affiliate and associate of the acquiring person, including the identity and background of each affiliate and associate of each member of such partnership, syndicate, or other group; provided, however, that with respect to a limited partnership, the information need only be given with respect to a partner who is denominated or functions as a general partner and each affiliate and associate of the general partner;

         (b) a reference that the information statement is made under this section;

         (c) the number and class or series of shares of the issuing public corporation beneficially owned, directly or indirectly, before the control share acquisition by each of the persons identified pursuant to paragraph (a);

         (d) the number and class or series of shares of the issuing public corporation acquired or proposed to be acquired pursuant to the control share acquisition by each of the persons identified pursuant to paragraph (a) and specification of which of the following ranges of voting power in the election of directors that, except for this section, resulted or would result from consummation of the control share acquisition:

         (1) at least 20 percent but less than 33-1/3 percent;

         (2) at least 33-1/3 percent but less than or equal to 50 percent;

         (3) over 50 percent;  and

         (e) the terms of the control share acquisition or proposed control share acquisition, including, but not limited to, the source of funds or other consideration and the material terms of the financial arrangements for the control share acquisition; plans or proposals of the acquiring person (including plans or proposals under consideration) to (1) liquidate or dissolve the issuing public corporation, (2) sell all or a substantial part of its assets, or merge it or exchange its shares with any other person, (3) change the location of its principal place of business or its principal executive office or of a material portion of its business activities, (4) change materially its management or policies of employment, (5) change materially its charitable or community contributions or its policies, programs, or practices relating thereto, (6) change materially its relationship with suppliers or customers or the communities in which it operates, or (7) make any other material change in its business, corporate structure, management or personnel; and other objective facts as would be substantially likely to affect the decision of a shareholder with respect to voting on the control share acquisition.

         If any material change occurs in the facts set forth in the information statement, including but not limited to any material increase or decrease in the number of shares of the issuing public corporation acquired or proposed to be acquired by the persons identified pursuant to paragraph (a), the acquiring person shall promptly deliver to the issuing public corporation at its principal executive office an amendment to the information statement containing information relating to the material change. An increase or decrease or proposed increase or decrease equal, in the aggregate for all persons identified pursuant to paragraph (a), to one percent or more of the total number of outstanding shares of any class or series of the issuing public corporation shall be deemed "material" for purposes of this paragraph; an increase or decrease or proposed increase or decrease of less than this amount may be material, depending upon the facts and circumstances.

         SUBD. 3. MEETING OF SHAREHOLDERS. If the acquiring person so requests in writing at the time of delivery of an information statement pursuant to subdivision 2, and has made, or has made a bona fide written offer to make, a control share acquisition and gives a written undertaking to pay or reimburse the issuing public corporation's expenses of a special meeting, except the expenses of the issuing public corporation in opposing according voting rights with respect to shares acquired or to be acquired in the control share acquisition, within ten days after receipt by the issuing public corporation of the information statement, a special meeting of the shareholders of the issuing public corporation shall be called pursuant to section 302A.433, subdivision 1, for the sole purpose of considering the voting rights to be accorded to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired pursuant to the control share acquisition. The special meeting shall be held no later than 55 days after receipt of the information statement and written undertaking to pay or reimburse the issuing public corporation's expenses of the special meeting, unless the acquiring person agrees to a later date. If the acquiring person so requests in writing at the time of delivery of the information statement, (1) the special meeting shall not be held sooner than 30 days after receipt by the issuing public corporation of the information statement and (2) the record date for the meeting must be at least 30 days prior to the date of the meeting. If no request for a special meeting is made, consideration of the voting rights to be accorded to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired pursuant to the control share acquisition shall be presented at the next special or annual meeting of the shareholders of which notice has not been given, unless prior thereto the matter of the voting rights becomes moot. The issuing public corporation is not required to have the voting rights to be accorded to shares acquired or to be acquired according to a control share acquisition considered at the next special or annual meeting of the shareholders unless it has received the information statement and documents required by subdivision 4 at least 55 days before the meeting. The notice of the meeting shall at a minimum be accompanied by a copy of the information statement (and a copy of any amendment to the information statement previously delivered to the issuing public corporation) and a statement disclosing that the board of the issuing public corporation recommends approval of, expresses no opinion and is remaining neutral toward, recommends rejection of, or is unable to take a position with respect to according voting rights to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired in the control share acquisition. The notice of meeting shall be given at least ten days prior to the meeting. Any amendments to the information statement received after mailing of the notice of the meeting must be mailed promptly to the shareholders by the issuing public corporation.

         SUBD. 4. FINANCING. Notwithstanding anything to the contrary contained in this chapter, no call of a special meeting of the shareholders of the issuing public corporation shall be made pursuant to subdivision 3 and no consideration of the voting rights to be accorded to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired pursuant to a control share acquisition shall be presented at any special or annual meeting of the shareholders of the issuing public corporation unless at the time of delivery of the information statement pursuant to subdivision 2, the acquiring person shall have entered into, and shall deliver to the issuing public corporation a copy or copies of, a definitive financing agreement or definitive financing agreements, with one or more responsible financial institutions or other entities having the necessary financial capacity, for any financing of the control share acquisition not to be provided by funds of the acquiring person. A financing agreement is not deemed not definitive for purposes of this subdivision solely because it contains conditions or contingencies customarily contained in term loan agreements with financial institutions.

         SUBD. 4a. VOTING RIGHTS. (a) Shares referred to in subdivision 1, paragraph (b), acquired in a control share acquisition shall have the same voting rights as other shares of the same class or series only if approved by resolution of shareholders of the issuing public corporation at a special or annual meeting of shareholders pursuant to subdivision 3.

         (b) The resolution of shareholders must be approved by (1) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote including all shares held by the acquiring person, and (2) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote excluding all interested shares. A class or series of shares of the issuing public corporation is entitled to vote separately as a class or series if any provision of the control share acquisition would, if contained in a proposed amendment to the articles, entitle the class or series to vote separately as a class or series.

         (c) To have the voting rights accorded by approval of a resolution of shareholders, any proposed control share acquisition not consummated prior to the time of the shareholder approval must be consummated within 180 days after the shareholder approval.

         (d) Any shares referred to in subdivision 1, paragraph (b), acquired in a control share acquisition that do not have voting rights accorded to them by approval of a resolution of shareholders shall regain their voting rights upon transfer to a person other than the acquiring person or any affiliate or associate of the acquiring person unless the acquisition of the shares by the other person constitutes a control share acquisition, in which case the voting rights of the shares are subject to the provisions of this section.

         SUBD. 5. RIGHTS OF ACTION. An acquiring person, an issuing public corporation, and shareholders of an issuing public corporation may sue at law or in equity to enforce the provisions of this section and section 302A.449, subdivision 7.

         SUBD. 6. REDEMPTION. Unless otherwise expressly provided in the articles or in bylaws approved by the shareholders of an issuing public corporation, the issuing public corporation shall have the option to call for redemption all but not less than all shares referred to in subdivision 1, paragraph (b), acquired in a control share acquisition, at a redemption price equal to the market value of the shares at the time the call for redemption is given, in the event (1) an information statement has not been delivered to the issuing public corporation by the acquiring person by the tenth day after the control share acquisition, or (2) an information statement has been delivered but the shareholders have voted not to accord voting rights to such shares pursuant to subdivision 4a, paragraph (b). The call for redemption shall be given by the issuing public corporation within 30 days after the event giving the issuing public corporation the option to call the shares for redemption and the shares shall be redeemed within 60 days after the call is given.

                                                                      APPENDIX C

                            Peter R. (P.R.) Peterson
                             6111 Blue Circle Drive
                              Minnetonka, MN 55343

                             Dated January 16, 2001

Board of Directors
PPT Vision, Inc.
12988 Valley View Road
Eden Prairie, Minnesota 55344

 Re: Information Statement under Control Share Acquisition Act,
    Minn. Stat. Section 302A.671, Subd. 2

Ladies and Gentlemen:

    In June 2000, PPT Vision, Inc. (the "Company") and Mr. Peterson discussed the application of Minnesota Statutes Section 302A.671 and related definitions (the "Control Share Acquisition Act" or "Act") to the shares of common stock, $.10 par value ("Common Stock") of the Company beneficially owned by Mr. Peterson. Mr. Peterson agreed to provide the information contained herein in January of 2000 in connection with the Company's annual meeting of shareholders and the consideration by shareholders of the Company of a resolution to approve voting rights with respect to certain shares of Common Stock held by Mr. Peterson.

    Pursuant to the Control Share Acquisition Act, the following information relating to the ownership of the common stock, $.10 par value (the "Common Stock") of the Company is furnished to the Company as an "information statement" under Section 302A.671, Subd. 2.

    Mr. P.R. Peterson is an "acquiring person" as defined by the Control Share Acquisition Act. Mr. Peterson is a controlling shareholder of the parent company of ESI Investment Co., a Minnesota corporation ("ESI"); ESI also holds shares of the Company's Common Stock. Mr. Peterson is the trustee of the P.R. Peterson Co. Keogh Plan (the "Plan"), which holds shares of the Company's Common Stock. For the purposes of the Act, Mr. Peterson is deemed to beneficially own the Common Stock of the Company held by ESI and the Plan.

    Mr. Peterson is a director of the Company and has served in that capacity from the Company's inception in 1982 to 1995 and again from December 1988 to the present.

    As of October 18, 1999, Mr. Peterson held 19.9% of the Common Stock of the Company. Mr. Peterson made a series of purchases in the open market and as of June 16, 2000, Mr. Peterson held 59,402 shares of Common Stock which became subject to the voting restriction of the Act. Since that time, Mr. Peterson has continued to purchase shares of the Company's Common Stock in the open market in control share acquisitions and acquired 170,000 shares of Common Stock from the Company at a price of $6.00 per share of Common Stock in a transaction which is not a control share acquisition and was undertaken to provide the Company with working capital.

    As of January 16, 2001, Mr. Peterson has acquired 75,502 shares of the Company's Common Stock in a "control share acquisition," as defined under the Control Share Acquisition Act. As a result of the control share acquisition, Mr. Peterson holds voting power in the election of directors of 23.7%, i.e., in the range of at least 20 percent but less than 33 1/3 percent.

    The following table indicates the total number of shares beneficially owned by Mr. Peterson as of January 16, 2001, as well as which shares are subject to restricted voting right as a result of the Control Share Acquisition Act.

                                                OPTIONS TO
                                                 PURCHASE
                                 SHARES OF     COMMON STOCK                    PERCENTAGE OF
                                  COMPANY     OF THE COMPANY      TOTAL       TOTAL SHARES OF       TOTAL
                                   COMMON      EXERCISABLE     BENEFICIALLY    COMMON STOCK     CONTROL SHARES
NAME OF HOLDER                   STOCK HELD   WITHIN 60 DAYS      OWNED         OUTSTANDING        ACQUIRED
--------------                   ----------   --------------   ------------   ---------------   --------------
P.R. Peterson,
  individual...................    202,873         3,500          206,373             3.8%               0
                                 ---------         -----        ---------            ----           ------
P.R. Peterson Co.
  Keogh Plan...................    544,800             0          544,800             9.9%          75,502
                                 ---------         -----        ---------            ----           ------
ESI Investment Co..............    549,084             0          549,084            10.0%               0
                                 ---------         -----        ---------            ----           ------
TOTAL..........................  1,296,757         3,500        1,300,257            23.7%
                                 ---------         -----        ---------            ----           ------

    The shares of the Company's Common Stock involved in the control share acquisition were purchased on the open market and with available Plan funds.

    Mr. Peterson currently has no plans or proposals, including no plans or proposals under consideration, to (1) liquidate or dissolve the Company, (2) sell all or a substantial part of its assets, or merge it or exchange its shares with any other person, (3) change the location of its principal place of business or its principal executive office or of a material portion of its business activities, (4) change materially its management or policies of employment, (5) change materially its charitable or community contributions or its policies, programs, or practices relating thereto, (6) change materially its relationship with suppliers or customers or the communities in which it operates, or (7) make any other material change in its business, corporate structure, management or personnel.

    If any material change occurs in the facts set forth in this information statement, Mr. Peterson shall promptly deliver to the Company at its principal executive office an amendment to this information statement containing information relating to the material change.

          ----------------------------------------------------------------------
                                          P.R. Peterson

PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

                         v PLEASE DETACH HERE v




   1. Election of directors:    01 Joseph C. Christenson   03 P.R. Peterson    / /  Vote FOR                 / /  Vote WITHHELD
                                02 Robert Heller           04 David Malmberg        all nominees                  from all nominees
                                                                                    (except as marked)

                                                                                    -----------------------------------------------
   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
   WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)         -----------------------------------------------

                                                                                      / / For     / / Against     / / Abstain

   2. RESOLVED, that pursuant to Section 302A.671, Subd. 4a of the Minnesota Business Corporation Act, full voting rights are hereby granted to all shares of common stock, par value $.10 per share, of PPT VISION, Inc. that are, or become, beneficially owned by P.R. Peterson or over which P.R. Peterson has or will obtain the right to vote, regardless of whether such shares were or are acquired in a control share acquisition as defined in Section 302A.011, Subd. 38, or otherwise, provided that in no event shall P.R. Peterson be granted voting rights with respect to shares beneficially owned by him or over which he has or will obtain the right to vote which exceed 33 1/3% of the outstanding common stock of PPT VISION, Inc.

   3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND IN FAVOR OF THE DIRECTORS NOMINATED BY MANAGEMENT IF THERE IS NO SPECIFICATION.

   I plan to attend the meeting  / /
                                            Date _______________________, 2001

                                         ---------------------------------------


                                         ---------------------------------------

                                         Signature(s) in Box

                                         Please sign exactly as name appears
                                         hereon. Joint owners should each sign.
                                         When signing as attorney, executor,
                                         administrator, trustee or guardian,
                                         please give full title as such.

                            PPT VISION, INC.

                      ANNUAL MEETING OF SHAREHOLDERS

                            MARCH 15, 2001
                              3:30 p.m.

                           EDEN PRAIRIE, MN

















PPT VISION, INC.                                                           PROXY
--------------------------------------------------------------------------------

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 15, 2001


The undersigned hereby constitutes and appoints Joseph C. Christenson and Thomas R. Northenscold, and each of them, with power of substitution, as attorneys and proxies to appear and vote all of the shares standing in the name of the undersigned at the Annual Meeting of Shareholders of PPT VISION, Inc., to be held on March 15, 2001 at 3:30 p.m. local time, in Eden Prairie, Minnesota and at any adjournment or adjournments thereof:










                     See reverse for voting instructions.